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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Nassau Broadcasting Corporation on Form S-1 of our report dated August 27, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
May 8, 2000